Exhibit 24
POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Liam James Barker, Sandra Ng (NG Hang Yee), Cindy Sidwell England, and each of them, his or her true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as a director and/or executive officer of Grab Holdings Limited (the “Company”), (i) Form ID, including any attached documents, to effect the assignment of codes to the undersigned to be used in the transmission of information to the SEC using the EDGAR System, (ii) any and all Form 144 required to be filed by the undersigned in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), (iii) any and all Forms 3, 4 and 5 in accordance with Section 16 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iv) any amendments of each of the forms or schedules set forth in the foregoing (i) to (iii);

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID, Form 144, or Forms 3, 4 and 5, and timely file such forms with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in her/his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or her/his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned’s responsibilities to comply with Rule 144 under the Securities Act or Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 144 or Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 23, 2026.

/s/ Ho Young Yun________
Name: Ho Young Yun